Exhibit 10.27

MEMO VIA E-MAIL

January 5, 2004

TO:	Graham Horlock
COPY:	Susan Korthase
FROM:	William V. Hickey
SUBJECT:	Stuart Prosser Compensation

        The following compensation changes are approved for Stuart Prosser as of January 1, 2004, in connection with his additional responsibilities.

        The amounts were approved in U.S. Dollars and translated into U.K. Sterling at the compensation exchange rate.

  1.
  Effective Date:  January 1, 2004

  2.
  New Compensation:

	U.S. $	Fx Rate	£
Base Salary	$300,000	1.637	£183,262.07
Bonus Objective	125,000	1.637	£ 76,359.20

	$425,000	1.637	£259,621.27
  3.
  Of this amount, £149,239 of base salary are considered pensionable income. This is based on the budgeted 3.5% increase in salary over Stuart's previous (2003) salary of £144,192. The balance of the salary increase should be considered due to Stuart's additional global responsibility and not pensionable.

  4.
  Next Compensation Review: March 1, 2005.

        Please let me know if you have any questions or require further documentation on the compensation or pension matters. The formal personnel action form will follow shortly by fax.

/s/ William V. Hickey
W. V. Hickey

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